Exhibit 99.01

Press Release
www.shire.com

D
Board Changes
Susan Kilsby appointed to Shire Board of Directors

Dublin, Ireland – July 27, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that Susan Kilsby will join the Board of Directors on September 1st, 2011.  On joining the Board, Ms Kilsby will become a member of the Company’s Audit, Compliance & Risk Committee.

In addition, current Board Directors Bill Burns and David Stout will join the Nomination Committee and Remuneration Committee respectively with immediate effect.

Susan Kilsby has a distinguished global career in investment banking having held senior positions with The First Boston Corporation, Bankers Trust, Barclays de Zoete Wedd and most recently Credit Suisse where she was Chairman of the EMEA Mergers & Acquisitions team until 2009 and continues in a part-time senior advisory role.

An American national with UK citizenship, Ms Kilsby gained her first degree in Economics at Wellesley College and her MBA at Yale School of Management.

Ms Kilsby has been a non executive director of Hong Kong-listed global skin care company, L’Occitane International S.A. since January 2010.

Shire Chairman, Matt Emmens, comments:

“Susan’s impressive experience of investment banking and finance across global markets will be a welcome addition to our Board.”

Susan Kilsby adds:

“Shire is a leading light in the pharmaceutical world and has a very exciting future ahead; I’m delighted to have the opportunity to make a contribution to this future and to join such a strong team with diverse backgrounds and knowledge.”

There is no further information that is required to be disclosed under 9.6.13R of the UK Listing Rules.

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999

	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894157

Media	Jessica Mann (jmann@shire.com)	+44 1256 894 280

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceuticals and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.